Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of W&T Offshore, Inc. (the “Company”), hereby certifies, to the best of his knowledge, that the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2006	/s/ TRACY W. KROHN
Tracy W. Krohn
Chief Executive Officer

Date: May 15, 2006	/s/ WILLIAM W. TALAFUSE
William W. Talafuse
Interim Chief Financial Officer